Exhibit 99.1

Third Quarter 2005

Conference Call Remarks

August 8, 2005

7:30 a.m. CT

Jennifer Rice, Investor Relations:

Good morning and thank you for joining us. On the call today are Dale Gifford, Hewitt’s Chairman and CEO, and Dan DeCanniere, Hewitt’s CFO.

Before we get started, let me highlight that when we discuss revenues, we are referring to net revenues. And, during this call, we’ll discuss Core earnings. Core earnings is a non-GAAP financial measure and is defined by excluding amortized compensation expense related to our 2002, IPO-related grant of restricted stock to employees.

We report this measure to provide a better understanding of our underlying operating performance. Please refer to our Web site to obtain a copy of our press release that contains a full reconciliation of Core Earnings to GAAP.

And given that this is only the third quarter that our results include the operations of Exult, we will discuss comparisons in terms of 2004 pro forma results. 2004 Pro forma results include Exult in the prior year to provide a greater degree of comparability. ...

This is consistent with the SEC’s definition of pro forma results that are included in our periodic filings to reflect the Exult combination. We maintain a slide on our Web site which gives the breakdown of our fiscal 2004 pro forma results by quarter. It is located in the presentation section within the Investor Relations section of the Web site.

In addition, on this call we may make forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Actual results may differ materially. Please refer to our most recent SEC filings for more information on risk factors that could cause actual results to differ.

At the conclusion of the call we’ll conduct a question and answer session. During the Q&A session we ask that you please limit yourself to one question—out ocourtesy to others. Now I’ll turn it over to Dale.

Dale Gifford, Chairman and CEO:

Good morning, everyone. For the third quarter we posted revenue growth of 29% on a reported basis and 6% on a pro forma basis. Importantly, Core earnings came in at the higher-end of our forecasted range—at $35 million.

Outsourcing revenues increased 41% in the quarter, or 6% on a pro forma basis. Consulting revenues came in at a strong 8% on both a reported and pro forma basis. On an organic constancy currency basis, growth in Consulting revenues was about 6% — which marked our highest organic growth rate for Consulting in about three years. The growth in Consulting was across-the-board in terms of our services—Health Management revenues increased in the high single-digits and both Retirement and all other Consulting revenues increased in the mid single-digits. The momentum was driven by legislative activity in several countries outside North America, increased M&A activity and restructuring efforts, as well as continued visibility and scrutiny of executive compensation. Consulting margins were also quite strong, up 6 ½ percentage points, primarily by stronger top-line growth as well as lower incentive compensation expense.

Turning to Outsourcing—Importantly, we continued to make significant progress in developing our multi-process Outsourcing business during the quarter. In addition to our progress in implementing services for previously announced HR BPO wins, we signed four additional HR BPO contracts since our last quarterly conference call – Duke Energy, Mervyns, Wachovia, and one other client not yet-announced by name—bringing us to 14 contracts signed since the closing of the Exult transaction October 1st. This continued progress brings us to a total of over 30 HR BPO clients– and a market share of somewhere between 35 and 40% according to industry analysts.

We believe this is a very important time to be expanding our leadership position. HR BPO contracts are lengthy—seven years on average, which is nearly twice as long as our traditional benefits contracts. And, like our benefits outsourcing relationships, we expect our HR BPO relationships will have high retention characteristics; if you are delivering high-quality services to clients at a fair price, that business is likely to be retained long-term, including upon renewal at the end of the contract period.

While we are very focused on growing this business, at the same time we are being very mindful of the short-term implications of our long-term strategy. While we don’t want to impede our longer-term growth and profitability prospects by missing out on good client relationships now, we are being very selective about which new deals we pursue and sign. In addition to focusing on the financial implications, we also carefully review and determine that we will have sufficient capacity to deliver exceptional service to a new client as well as to existing clients. So we do feel that our growth is balanced.

We also feel confident that we have a tried and tested business model—as it’s similar to the business model that we’ve used for benefits outsourcing. And, our model is fundamentally different than a typical IT outsourcer’s model in that will we will transfer –either immediately or over time — our clients to our proprietary Hewitt platform and processes and as such can gain significant ongoing operating leverage.

So as I reflect on the strong recent success we have had in bringing in new HR BPO clients, it’s very clear that our market leadership has been greatly enhanced by our combination with Exult. We have an unmatched solution and we have it now.

In addition, as a result of signing these new HR BPO contracts, we continue to win more new benefits outsourcing and consulting work. For example, of the 14 HR BPO deals we have signed since October 1st, 13 have included Health and Welfare outsourcing and 9 have included a retirement outsourcing component, and 10 have included payroll. Sometimes these benefits services are the foundation of an existing relationship that is being expanded and sometimes they are new services wrapped into a broad new HR BPO relationship.

As anticipated, the growth in stand-alone benefits outsourcing is slowing, but it has slowed a bit sooner than we had expected a year-ago, when we announced the Exult deal. This is partially a result of more companies expanding their outsourcing interest from benefits only to broader HR BPO offers – which include benefit components.

Net-net, we continue to believe the Exult acquisition has been a very strong contribution to our success in the HR BPO arena.

Now, turning to specifics on backlog and pipeline—as of the end of the quarter we were live with HR BPO services for 25 clients, covering about 826,000 employees. During the quarter we converted more than $75 million of annualized revenue from pipeline to backlog. We now have about $180 million of annualized revenue in backlog—of which about 80% is related to HR BPO services, with the remainder related to stand-alone benefits services. In terms of pipeline, we have about $375 million of annualized revenues in the pipeline – of which over 80% is related to HR BPO with the remainder from stand-alone Benefits services.

Turning to our near-term outlook – based on the results of the first nine months, we expect total Company net revenue growth for the full year of 29% to 31%. This equates to about 7% to 8% growth on a pro forma basis, which consists of Consulting revenue growth of 6% to 8% and pro forma Outsourcing revenue growth of about 8%. Our profit margin and core earnings expectations have not changed.

Regarding our longer-term outlook, we are in the process of completing our fiscal 2006 planning and budgeting process, so we will share guidance for fiscal 2006 on our next quarterly call. However, in the meantime we want to point out a couple of noteworthy items.

First, recall that the entirety of the Bank of America contract will be going away in fiscal 2006. This will amount to about $170 million of reduced revenue year-over-year. However, more than 50% of the revenues associated with this contract are third-party supplier revenues where our margins are nominal.

Second, we will begin expensing stock –based compensation, as expected, on October 1, 2005.

And third, the initiatives we will begin implementing to reduce our overall cost structure. In addition to the items we announced previously, including the accelerated rollout of our global sourcing capability and the realignment and rightsizing of our sales force, we have begun implementation of major changes to our employee benefit programs. Once fully operational, these changes are expect to produce annualized savings of about $45 million – some of which we expect to realize this year, but most of which will be phased-in during fiscal ‘06. Hewitt will continue to offer a competitive benefits program, but one that we now feel is better aligned with how the company does business today and today’s competitive environment. The savings from these cost-reduction initiatives will be instrumental in enabling us to continue to invest in our business and in our people. Therefore we don’t expect all of the savings to drop to the bottom-line, as they will be mostly reinvested into the business.

We will give more perspective on fiscal 2006 in conjunction with our next quarterly conference call. Now, I’m going to turn the call over to Dan to review some more of the financial details.

Dan DeCanniere, CFO:

Thank you, Dale. There are just a few items that are included in our results that I want to highlight…

Our core operating income, which excludes the expense for the one-time IPO-related grant of restricted stock, it increased 4%, to $60 million, compared to $58 million in the prior-year quarter. Included are: $5 million of expense related to the amortization of Exult acquisition-related intangibles; $9 million of synergies realized in connection with the merger; and acquisition-related integration and retention costs of $3 million. Core operating margin declined to 8.5%, from a comparable 10.5% in the prior-year quarter. The decline was driven by lower Outsourcing margins, which I’ll discuss in a moment, mitigated by improvements in both Consulting margins and unallocated costs.

Our effective income tax rate estimate decreased to 40% for the year, having about a $1.7 million favorable impact on core earnings in the third quarter. This change in tax rate was driven by a forecasted increased mix of earnings coming from lower tax rate states and foreign locations.

Turning to the segments, Dale already highlighted the reasons for the improvement in Consulting margins, so I’ll touch on Outsourcing margins. As expected, Outsourcing margins were down year-over-year, however margins were up sequentially. The year-over-year decline is due to a number of items that we highlighted in the past – such as mix – which is the result of having added the Exult business and continuing to win more HR BPO contracts. While we believe this is the right long-term strategy, the build-out of our HR BPO portfolio will have short-term costs as we have consistently pointed out.

Going forward as we take into the aging – or moving up the profitability curve of our overall HR BPO portfolio – and the benefits of more work being performed in lower cost locations, we do expect margins to improve within HR BPO over time.

Outsourcing margins were also impacted by a $14 million increase in third-party revenues – which have nominal corresponding margin – also had an impact. However, as Dale noted, the Bank of America contract is terminating at the end of this year, and as a result we expect third-party revenues to be substantially reduced. So far – for the first nine-months of this year – third-party revenues in total have been about $175 million. And we expect to convert current third-party supplier revenues to direct arrangements or to increase our pricing on any future arrangements we undertake.

Benefits margins continued to be impacted primarily by lower project revenues and to a lesser extent the previous re-pricing of some older contracts to market prices. As we have consistently stated, pricing has had about a 1-1½ percent drag on revenue and margins.

The accelerated rollout of our global sourcing capabilities continued to have an impact as well, but we still believe this will produce significant cost benefits over the longer term.

Now, turning to cash flow—cash flow from operations was $191 million for the nine months compared to $163 million in the prior-year period. Free cash flow was $80 million, which compared to $104 million in the nine month period of 2004. The decrease was primarily due to a higher annual incentive payout in fiscal 2005 for the 2004 fiscal year. Also impacting the change in free cash flow were increased capital expenditures, capitalized software costs and client set up and implementation costs associated with the growth of our HR BPO business. These drivers of lower cash flow were partially offset by increased cash collections during the 2005 period and one-time proceeds of $14 million from pre-paid rent and revisions of real estate lease terms. Capital expenditures were $43 million in the quarter, and roughly $110 million for the nine-months. This is comprised of property and equipment and software, which is part of the other assets line on the statement of cash flows. We currently expect free cash flow for fiscal 2005 of around $120 -125 million – which will vary mainly from actual year-end collections and the conclusion of severance arrangements.

Lastly, with regard to the release of transfer restrictions on our stock, on June 27th about 27 million shares held by current and former employees came off of restrictions for the first time. We believe the gradual release of restrictions started last fall, earlier share repurchases and the tender offer were very effective in balancing the liquidity needs of the former owners, and managing potential supply-driven pressure on the stock. What remains now are about 10 million of “un-vested” employee shares that are still effectively locked-up until next year. However, after vesting, these 10 million or so shares are subject to holding requirements so long as the owners are employees of Hewitt. So, we feel that the “overhang issue” is largely behind us.

At this time I’ll turn it over to the operator so we can take your questions.

Q&A session

Dale Gifford:

In conclusion, once again I want to reiterate our management team’s confidence about the long-term prospects for our business.

We have the most comprehensive, flexible and high quality service offering available in the market today, and we have an enviable list of great clients and we have outstanding people focused on helping our clients achieve their business objectives. We remain confident in our competitive position.

I thank you for joining us today.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Hewitt and Exult, including future financial and operating results, Hewitt’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Hewitt and Exult businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause Hewitt’s results to differ materially from those described in the forward-looking statements can be found in the Company’s most recent form 10-K and most recent prospectus filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).